Exhibit 99.2

MBNA CORPORATION

This certification is being furnished to the Securities and Exchange Commission solely in connection with Section 1350 of Chapter 63 of title 18, United States Code, “Failure of corporate officers to certify financial reports”, and is not being filed as part of MBNA Corporation’s Form 10-K for the year ended December 31, 2002 accompanying this certification.

I, M. Scot Kaufman, Chief Financial Officer of MBNA Corporation, certify that MBNA Corporation’s Form 10-K for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MBNA Corporation.

/s/ M. Scot Kaufman M. Scot Kaufman Chief Financial Officer March 28, 2003

A signed original of this written statement required by Section 906 has been provided to MBNA Corporation and will be retained by MBNA Corporation and furnished to the Securities and Exchange Commission or its staff upon request.